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                                                                  EXHIBIT 23.2



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Stock Plan of Socket Communications, Inc. of our report dated February 17, 1998, except for
Note 17 as to which the date was March 25, 1998, with respect to the financial statements and schedule of Socket Communications, Inc. included in its Annual Report (Form-10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




San Jose, California               /s/ ERNST & YOUNG LLP

December 1, 1998